                                                                                                         Exhibit 11

                 Statement Re: Computation of Earnings per Share

                           Primary Earnings Per Share

                                                                              Year Ended October 31,
                                                              -------------------------------------------------------
                                                                    1997               1996                1995
                                                                    ----               ----                ----

Weighted average shares outstanding                                 2,020,510           2,020,156          1,977,571

Net effect of dilutive stock options and warrants - based on
     the treasury stock method using average market price              38,743              11,282             60,901
                                                                  ------------        ------------       ------------

                                                                    2,059,253           2,031,438          2,038,472
                                                                  ============        ============       ============

Net income                                                     $    1,380,828     $     1,014,794     $      749,486
                                                                  ============        ============       ============

Net income per share                                           $         0.67     $          0.50     $         0.37
                                                                  ============        ============       ============


                        Fully Diluted Earnings per Share

                                                                                 Year Ended October 31,
                                                              -------------------------------------------------------
                                                                    1997               1996                1995
                                                                    ----               ----                ----

Weighted average shares outstanding                                 2,020,510           2,020,156          1,977,571

Net effect of dilutive stock options and warrants - based on
     the treasury stock method using the higher of period-end          56,800              14,073             81,247
     market price or average market price                         ------------        ------------       ------------

                                                                    2,077,310           2,034,229          2,058,818
                                                                  ============        ============       ============

Net income                                                     $    1,380,828     $     1,014,794     $      749,486
                                                                  ============        ============       ============

Net income per share                                           $         0.66     $          0.50     $         0.36
                                                                  ============        ============       ============



